UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2013

BOINGO WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35155	95-4856877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, the Compensation Committee of the Board of Directors of Boingo Wireless, Inc. (the “Company”) granted long-term incentive awards to its executive officers, in the form of restricted stock units, or RSUs, under the Company’s 2011 Equity Incentive Plan.  Each executive officer received RSUs with vesting based upon continued service over a two year period following March 1, 2013.  Accordingly, 50% of the RSUs will vest on March 1, 2014, and an additional 12.5% of the RSUs will vest over a series of four successive equal quarterly installments over each additional quarter of service thereafter.  The number of shares subject to the RSUs for each executive officer is as follows:

Executive Officer	Title	Number of Restricted Stock Units
David Hagan	Chief Executive Officer	156,937
Peter Hovenier	Chief Financial Officer	70,622
Dawn Callahan	Senior VP of Marketing & Sales	35,311
Derek Peterson	Senior VP of Engineering	35,311
Tom Tracey	Senior VP of Operations	35,311

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: March 7, 2013
/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

3